UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1(A2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEAS Industries Inc.
 (Exact name of Registrant as Specified in its Charter)

Wyoming	7990	45-1486634
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1900 Empire Blvd., Suite 189, Webster, NY. 14580
Telephone: 1-585-217-2797
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 (Name, address including zip code and telephone number including area code of agent for service)

Copies of all communication to:
William F. Doran, Attorney at Law
1717 East Bell Road, Suite One, Phoenix, Arizona 85022
Telephone: (602) 971-1775

Approximate date of commencement of proposed sale to the public: from time to time upon the effective date of this Registration Statement and as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration  statement  number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company", in Rule 12b-2 of the Exchange Act
Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]

Calculation of Registration Fee
Title of each class		Proposed maximum	Proposed maximum
of securities to	Amount to be	offering	aggregate	Amount of
be registered	registered (2)	price per share (1)	offering price (1)	registration fee

Common Stock,
$.001 par value	24,000,000	$0.01	$24,000.00	$60.67
Total Registration Fee				$60.67*

* Estimated amount: Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(1) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.
(2) We are registering the resale by selling stockholders of the following: (a) 8,000,000 shares of common stock that we issued March 25, 2011 to Barry Weiner; 8,000,000 shares of common stock that we issued March 25, 2011 to Nunzio J. Valerie Jr; and 8,000,000 shares of common stock that we issued March 25, 2011 to Gabor Harsanyi. In accordance with Rule 416 under the Securities Act of 1933, as amended, common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Registration fee of $60.67 was paid when this Form S-1 registration statement was filed September 14, 2012

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION  STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED January 28, 2013

PROSPECTUS

SEAS INDUSTRIES INC.

24,000,000 SHARES OF COMMON STOCK

All shares offered by this prospectus are being offered by the selling stockholders named herein.

This offering is not being underwritten.

SEAS Industries Inc will not receive any proceeds from the sale of shares in this offering.

The selling stockholders, to the extent a public market exists at such time, may offer their common stock from time to time through public transactions at prevailing market prices, at prices related to prevailing market prices, or through private transactions at privately negotiated prices. The selling stockholders will initially offer their shares at $0.001 per share until such time as the shares are quoted on the OTC Bulletin Board. Thereafter, selling stockholders will sell shares of our common stock at the prevailing market price or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

The selling stockholders named in this prospectus, namely Barry Weiner, Nunzio Valeri and Gabor Harsanyi, are offering 24,000,000 shares of common stock of SEAS Industries Inc. at a par value of $0.001 per common share. Gabor Harsanyi is the company’s Chief Executive Officer and director who currently holds 40% of our common stock.  Barry Weiner holds 20% of our common stock and Nunzio J. Valerie Jr holds 40% of our common stock.

The Company will not receive any of the proceeds from the sale of these shares.  The shares were acquired by the selling stockholders directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling stockholders  have set an offering price for these  securities of par value $0.001 per  common  share  and for an  offering  period  of 120 days  from  the date of this prospectus.  This is a fixed price for the duration of the offering. The selling stockholder is an underwriter within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common  stock or  interests  therein  are also deemed to be an  "underwriter" within the  meaning of  Section  2(11) of the  Securities  Act.

Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

The Selling stockholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See "Security Ownership of Certain Beneficial Owners" for more information about the selling stockholder. Please note that this registration statement covers the sale of 48% of the Company's outstanding securities. All of the outstanding shares are currently held by the selling shareholders, Barry Weiner, Nunzio J. Valerie Jr and Gabor Harsanyi and these shares were obtained after our date of inception of March 3, 2011.

Our common stock is presently not traded on any market or securities exchange. The offering price at a par value $0.001 per common share may not reflect the market price of our shares after the offering.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS FOR DETAILS REGARDING THE RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds to the selling stockholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $50,690.56.
SEAS Industries Inc will pay these expenses.

This Prospectus is dated January 28, 2013

TABLE OF CONTENTS	Page #
PART I – INFORMATION REQUIRED IN PROSPECTUS
PROSPECTUS SUMMARY	3
SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
SELLING SECURITY HOLDERS	14
PLAN OF DISTRIBUTION	14
DESCRIPTION OF SECURITIES TO BE REGISTERED	16
INTERESTS OF NAMED EXPERTS AND COUNSEL	17
INFORMATION WITH RESPECT TO THE REGISTRANT:	17
- DESCRIPTION OF BUSINESS	17
- FINANCIAL STATEMENTS	F1 - F12
- MANAGEMENTS DISCUSSION AND ANALYSIS	21
- DIRECTORS AND EXECUTIVE OFFICERS	22
- EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE	23
MATERIAL CHANGES	24
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	25
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
PART II
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	27
INDEMNIFICATION OF DIRECTORS AND OFFICERS	28
RECENT SALES OF UNREGISTERED SECURITIES	29
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	30
UNDERTAKINGS	31
SIGNATURES

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, it is important that you read the entire prospectus carefully, including the "RISK FACTORS" and our financial statements and the notes accompanying the financial statements that appear elsewhere in this prospectus. Unless otherwise specifically noted, the terms "Company," "we," "us" or "our" refers to SEAS Industries Inc.

Corporate Background and Information

SEAS Industries Inc., also referred to herein as SEAS or the Company, was organized under the laws of the State of Nevada on March 3, 2011. On March 25, 2011 SEAS acquired all of the issued share capital of 2224942 Ontario Inc., operating as Viewcom. Viewcom is developing a presence in the internet social networking industry and developing software for its eventual use in its businesses and licensing purposes.

Viewcom, a wholly owned subsidiary company of SEAS Industries Inc., operates the website(s) www.browse4adate.com, www.browsingfordates.com, www.socializing.com, all part of an online video dating and social networking platform. The website(s) creates the opportunity for users worldwide to view featured videos of other users without restrictions and select those of interest to interactively develop a relationship or social networking.  The Company specializes in the Online Dating 3.0 platform, targeting mobile Internet users and revolutionizing the way people interact and meet online. The websites(s) provides members the ability to view, exchange and upload personal videos across a user base extended worldwide with the objective of perusing thousands of personal videos in search of an ideal match anywhere, anytime from any location to determine chemistry and compatibility between two people. The company is presently developing what deems to be a proprietary video platform that encrypts and allows high quality video to be fed through the internet at high resolution rates. The company expects to incorporate and demonstrate the technology in its social media and dating websites with the intention of licensing the technology for the use and integration into other business segments.

We are a development stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to complete our internet social networking program. We will require financing in order to conduct our sales and marketing campaigns, to establish strategic distribution/infrastructure partnerships and for working capital required for corporate management, legal and administrative functions. See also the section entitled, "Business of the Issuer."

Our auditors have issued a going concern opinion, raising substantial doubt about the Company's financial prospects and ability to continue as a going concern.

We are not a "blank check company" as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

THE OFFERING

Securities offered: 24,000,000 shares of common stock Offering price: $0.001 per share

Selling stockholders:	Barry Weiner	8,000,000 shares of common stock
	Nunzio J. Valerie Jr	8,000,000 shares of common stock
	Garbor Harsanyi	8,000,000 shares of common stock
	TOTAL	24,000,000 shares of common stock

Shares outstanding prior to the offering:		50,000,000 shares of common stock

Shares to be outstanding after the offering:		50,000,000 shares of common stock

Use of proceeds:	SEAS Industries Inc. will not receive any proceeds from the sale of the common stock by the selling stockholders

SUMMARY FINANCIAL INFORMATION
The following tables set forth the financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus as well as the information under "Plan of Operation."

CONSOLIDATED STATEMENTS OF INCOME
	Nine months ended: December 31, 2012	Years ended: March 31, 2012	March 31, 2011
Revenues	$0	$0	$0
Operating expenses	$6,124	$25,230	$24,271
Net loss from operations	$(6,673)	$(25,230)	$(24,271)
Net loss before taxes	$(6,673)	$(25,230)	$(25,353)
Loss per share - basic and diluted	$0.00	$0.00	$0.00
Weighted average shares outstanding basic and diluted	50,000,000

BALANCE SHEET DATA as at:	December 31, 2012	March 31, 2012	March 31, 2011
Cash and cash equivalents	$104	$5,250	$0
Total current assets	$104	$5,250	$0
Total assets	$104	$2,250	$0
Total liabilities	$68,328	$67,351	$37,998
Deficit accumulated during development period	$(69,902)	$(62,229)	$(37,999)
Common stock	$50,000	$50,000	$50,000
Additional paid-in capital (deficiency)	$(49,182)	$(49,732)	$(49,999)
Other comprehensive income	$860	$860	$0
Total stockholders' equity (deficiency)	$(68,224)	$(62,101)	$(37,998)
Total liabilities and stockholders’ deficiency	$104	$5,250	$0

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration  statement,  prospective purchasers of the securities offered hereby should consider carefully the following factors in evaluating the Company and its business.

The securities we are offering through this registration  statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, whether oral, written, or made by or on behalf of us. In assessing these risks, we suggest you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY HAS NEVER EARNED A PROFIT AND WE ARE CURRENTLY OPERATING UNDER A NET LOSS. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

From our commencement of business on November 24, 2009, operating as Viewcom to the unaudited nine months ended on December 31, 2012 the Company has not generated any revenue. Rather, the Company incurred a cumulative net loss of $69,902 as of the unaudited nine months ended December 31, 2012. The Company does not currently generate income from operations. The Company is not currently operating profitably, and it is anticipated that it will operate at a loss into the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently have no income from operations. We are a development stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our business plan and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require $500,000 in financing in order to fulfill the business development program described in the section entitled "Business of the Issuer." We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months and, if we do not, our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance internet social net working and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

OUR COMPANY WAS RECENTLY FORMED. WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

The Company does not currently have any revenue producing operations. We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From the commencement of business as Viewcom November 24, 2009 to the unaudited nine months ended on December 31, 2012 we incurred net losses of $69,902 and we did not generate any revenue.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN OUR BUSINESS ENDEAVOURS

The Company has no history of operations. As a result of our brief operating history, there can be no assurance that we will be successful in our business endeavours. Our future performance will depend upon our management and its ability to locate and negotiate business opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to develop additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE GOVERNED BY GABOR HARSANYI (CEO), BARRY WEINER (TREASURER) AND NUNZIO VALERI, ALL WHOM ARE DIRECTORS OR OFFICERS AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY OF A CONFLICT OF INTEREST.

Mr. Garbor Harsanyi, our Chief Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Harsanyi and other officers and directors will exercise full control over all matters that typically require the approval of a Board of Directors.

Our Officers and Directors exercise control over all matters requiring stockholder approval including the election of Directors and the approval of significant corporate transactions. Insofar as Mr. Harsanyi is CEO as well as a shareholder, there is a risk of a conflict of interest arising between the duties of Mr. Harsanyi in his role as our Chief Executive Officer and his own personal financial and business interests in other business ventures, distinct and separate from the interests of the Company. His personal interests may not, during the ordinary course of business, coincide with the interests of the stockholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures.  As such, stockholders have limited  protections  against the transactions implemented by Mr. Harsanyi, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently  have two independent directors. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

It is possible that the demands on Mr. Garbor Harsanyi, our Chief Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Harsanyi will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company. In addition, Mr. Harsanyi may not possess sufficient time to manage our business if the demands of managing our business increased substantially.

INTERNET MARKETING IS A COMPETITIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

Internet marketing is a highly competitive business. The Company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have more experience and resources than the Company. The exact number of active competitors at any one time is heavily dependent on current economic conditions. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to become productive.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES OF COMMON STOCK AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE. ACCORDINGLY, INVESTORS WILL ONLY SEE A RETURN ON THEIR INVESTMENT IF THE VALUE OF THEIR SHARES APPRECIATES.

Payment of future dividends, if any, will depend on earnings and capital requirements of the Company, the Company's debt facilities and other financial factors considered appropriate by the Company's Board of Directors. To date, the Company has not paid any cash dividends on the Company's Common Stock and does not anticipate paying any such dividends in the foreseeable future. Investors will only see a return on their investment in the Company’s shares if the value of the Company's shares appreciates.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

The report of our independent auditors on our audited financial statements for the audited year ended March 31, 2012 indicates that there are factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our internet social networking business. If we are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO THIS OFFERING AND OUR STOCK

WE WILL NEED TO RAISE ADDITIONAL CAPITAL. IN SO DOING WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE TO US OR ACCESSIBLE BY US.

SEAS Industries will need to raise additional capital by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet continuing development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN OUR STOCKHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to stockholders. This means that if we sell shares of our common stock, more shares will be outstanding and each stockholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR STOCKHOLDERS ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all.

IF A PUBLIC MARKET FOR OUR STOCK IS DEVELOPED, FUTURE SALES OF SHARES COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

If a public market for our stock is developed, then sales of our common stock in the public market could adversely affect the market price of our common stock. There are at present 50,000,000 shares of common stock issued and outstanding.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Public trading of our common stock on the OTC Bulletin Board may be subject to certain regulations commonly referred to as penny stock rules. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to make a special suitability determination for purchasers of penny stocks and to receive the purchaser's prior written consent to the transaction. A broker-dealer may also be required to deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the price at which our shares trade. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behaviour of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent abuses with respect to our securities.

Our quarterly and annual operating results may fluctuate, or be adversely affected, as a result of a variety of factors, many of which are outside of our control. These include:
- Concentrated expenditures for advertising;
- Concentrated capital expenditures in any particular period to support our growth or for other reasons;
- Increased research and development expenses relating to the development of new services resulting from our decision to move into new markets;
- Lower than anticipated levels of traffic to our primary website or reduced rates at which we convert this traffic into customers;
- Changes in our pricing policies or those of our competitors
- The timing and success of new services and technology enhancements introduced by our competitors, including free or low-priced promotional offers, which could impact both new customer growth and renewal rates;
- Technical difficulties or other factors that result in system downtime;
- Weakness or uncertainty in general economic or industry conditions

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government  regulations,  operating costs, our ability to achieve significant revenues, our business model, products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. These forward-looking statements address, among others, such issues as:

* future earnings and cash flow,
* development projects,
* business strategy,
* expansion and growth of our business and operations, and
* our estimated financial information.

In evaluating these statements, we believe that it is important that you consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The shares of common stock covered by this prospectus will be offered for sale at a fixed price of $0.001 per share.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to stockholders.

SELLING SECURITY HOLDERS

Securities offered	8,000,000 shares of common stock
Selling stockholder	Gabor Harsanyi
Offering price	$0.001 per share

Securities offered	8,000,000 shares of common stock
Selling stockholder	Barry Weiner
Offering price	$0.001 per share

Securities offered	8,000,000 shares of common stock
Selling stockholder	Nunzio J. Valerie Jr
Offering price	$0.001 per share

Shares outstanding prior to the offering	50,000,000 shares of common stock

Shares to be outstanding after the offering	50,000,000 shares of common stock

Use of proceeds	SEAS Industries Inc. will not receive any proceeds from the sale of the common stock by the selling stockholders

PLAN OF DISTRIBUTION

The selling stockholder or their pledges,  transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or otherwise may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are quoted, traded or in private transactions. These sales will be at par value $0.001. The selling stockholder may use any one or more of the following methods when selling shares:

*    ordinary  brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*    block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*    purchases by a  broker-dealer  as principal and resale by the broker-dealer for its own account;
*    an  exchange  distribution  following  the  rules  of  the  applicable exchange;
*    privately negotiated transactions;
*    short sales that are not violations of the laws and regulations of any state of the United States;
*    through  the  writing  or  settlement  of  options  or  other  hedging transactions, whether through an options exchange or otherwise;
*    broker-dealers  may  agree  with  the  selling  stockholder  to sell a specified number of such shares at par value $0.001; and
*    a combination of any such methods of sale or any other lawful method.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the secured parties may offer and sell the shares of common stock, from time to time, under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the secured party, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholder also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. A selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any such offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

We plan to advise the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

EXPENSES OF REGISTRATION

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $50,690.56, including, but not limited to, legal, accounting, printing and mailing fees.

The selling stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares of common stock.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The authorized capital stock of the Company at the end of the unaudited nine months on December 31, 2012 consists of 200,000,000 shares of common stock, par value $0.001 per share, of which there are 50,000,000 shares fully paid for, issued and outstanding. The following summarizes provisions of the Company's capital stock.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no pre emptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; share pro rata in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our audited financial statements as of March 31, 2012 and 2011 have been audited by M&K CPAS, PLLC of Houston, Texas, as set forth in their report. The financial statements have been included in reliance upon the authority of M&K CPAS, PLLC as experts in accounting and auditing.

COUNSEL

William F. Doran, Attorney at Law, 7th & Bell Road Office, Salt Lake City, Utah 85022 Telephone: (602) 971-1754, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

INFORMATION WITH RESPECT TO THE REGISTRANT

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission this registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby.

This Form S-1 does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.

For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission located at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding  issuers  that  file  electronically  with the  Commission  at http://www.sec.gov

DESCRIPTION OF BUSINESS

SEAS Industries Inc. ("the Company") was incorporated in the State of Nevada on March 3, 2011 and acquired 2224942 Ontario Inc. (‘Viewcom’), a company incorporated in Ontario, Canada and doing business as Viewcom to develop a presence in the internet social networking industry, for the issuance of 50,000,000 shares of common stock.   Viewcom owns and operates www.browse4adate.com, www. browsingfordates.com, www.socializing.com, all part of, an online video dating and social networking platform creating the opportunity for user’s worldwide to view featured videos of other users without restrictions and select those of interest to interactively develop a relationship or social network.   The Company specializes in Online Dating 3.0, targeting mobile Internet users and influencing the way people interact and meet online. The website(s) provide members the ability to view, exchange and upload personal videos across a user base extended worldwide without restrictions with the objective of perusing thousands of personal videos in search of an ideal match anywhere, anytime from any location, to determine chemistry and compatibility between two people. Our other sister sites www.socialize.com will be focused on social networking where users can exchange emails or messages or communicate via real time video at their choosing. The company is presently developing what deems to be a proprietary video platform that encrypts and allows high quality video to be fed through the internet at high resolution rates. The company expects to incorporate and demonstrate the technology in its social media websites (www.socialize.com) with the intention of licensing the technology for the use and integration into other business segments. The platform is expected to provide the closest feeling to actual physical contact that bridges the online and offline world.  Using the convenience of mobile phones, real-time video streaming and viewing real videos of members underscores the disadvantages of current online dating, making it easier to avoid deception of age profiles and unsubstantiated personality traits.

With the growing numbers of user traffic volumes to the website, members have the opportunity to browse through thousands of readily available real member videos and content interactively world-wide anytime, anywhere.

Personal Networking Internet Trends:
- Growing number of users with webcams
- Usage increase of mobile phones with built-in video capturing capabilities
- A next generation of users who wish to share their personal lives over the Internet, however still permitting for security and personal privacy.
- Technological advances which allow perfect video streaming solutions and high bandwidth usage.

The www.browse4adate.com, www.browsingfordates.com, www.socializing.com, adult video dating and social networking platform will provide a sophisticated and simple platform for all members to view, upload and exchange personal videos anytime from anywhere. The online video matchmaking search function enables members to find the exact match they are seeking within a huge video database of singles and personals. The websites offers its database to single women and single men, all singles of any religion, ethnicity and sexual orientation.

The Revenue Model

The Company will deliver its video dating and social network platform to market through an online subscription based sales model after a free trial period. Revenue generation in this model is based on a conversion factor of mass user traffic volumes proven at 50,000 users daily at a recurring cost of $1.99 USD monthly, where the paying user gains access to all features and ongoing enhanced versions or value added features of the platform indefinitely. The Company will also generate revenues from advertising space offered throughout the portal. The Company estimates that advertising space will grow at a rate of 2% daily across 1500 pages monthly. As content is added online, the capacity for advertising will also grow providing premium advertising space across site banners and via sponsor banner ads. This revenue model reflects the competitive positioning of this service as an advanced 3.0 Online Video Dating and Social Network portal entering during early or introductory stages of the market cycle of consumer online video dating.

The Company anticipates its subscriber and user community to be at least 1.5 million users within twenty-four months of initial portal launch and will provide a base to convert online viewers to its subscription offering. During the forecast peak of this segment’s market cycle, the Company estimates its sales conversion shall reach 6% by the fourth quarter of 2013.   With $500,000 in financing being sought, the company is targeting conservative annual revenues in excess of $2 million within the next two years.

Marketing Strategy

The Company’s key marketing objective is to establish the brand proposition of the www.browse4adate.com, browsingfordates.com, socializing.com, as the first Web 3.0 Online Video Dating and Social Networking platform in the consumer market.  By catalyzing the growing public demand of online dating, more realistic interaction, state of the art features and the increasing need for personalized interaction, the Company’s brand positioning will establish www.browse4adate.com, browsingfordates.com, socializing.com, Web 3.0 Online Video Dating and Social Networking platform as an integral component of today’s rapidly growing and emerging online environment for every user.

COMPLIANCE WITH GOVERNMENT REGULATION

The Company conforms to all government regulations. Unfavourable amendments to current laws, regulations and permits governing  operations and activities of internet marketing companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations.

EMPLOYEES

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

DESCRIPTION OF PROPERTY

Our offices are rented on a month to month basis, located at 1900 Empire Blvd., Suite 189, Webster, NY. 14580. Telephone 585-217-2797.

LEGAL PROCEEDINGS

The Company is not a party to any legal proceeding. No property of the Company is the subject of a known or pending legal proceeding.

MARKET PRICE OF DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

DIVIDENDS

The Company has never paid cash dividends on common stock, and does not expect to pay such dividends in the foreseeable future.

MARKET INFORMATION

The Company's common shares do not trade and are not listed or quoted on any public market.

STOCKHOLDERS

At the date of this filing there are three stockholders of the Company's common stock.

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis  contains  forward-looking  statements  that  involve  risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATIONS

The Company will deliver the www.browse4adate.com, www.browsingfordates.com, www.socializing.com, Video Dating and Social Network platform to market through an online subscription based sales model. Revenue generation in this model is based on a conversion factor of mass user traffic volumes proven at 50,000 users daily at a recurring cost of $1.99 USD monthly, where the paying user gains access to all features and ongoing enhanced versions or value added features of the platform indefinitely. The Company will also generate revenues from advertising space offered throughout the portal. The Company estimates that advertising space will grow at a rate of 2% daily across 1500 pages monthly. As content is added online, the capacity for advertising will also grow providing premium advertising space on 5000 + videos, across site banners and via sponsor banner ads. This revenue model reflects the competitive positioning of this service as an advanced 3.0 Online Video Dating and Social Network portal entering during early or introductory stages of the market cycle of consumer online video dating.

The Company anticipates its subscriber and user community to at least 1.5 million users within twenty-four months of initial portal launch and integration of its proprietary video streaming technology which will provide an excellent base to convert online viewers to its subscription offering. During the forecast peak of this segment’s market cycle, the Company estimates its sales conversion shall reach 6% by Q4 2013.  With the sought after amount of $500,000 of financing for marketing other facets of the companies business we conservatively estimate annual revenue in excess of $2 million within the next two years.

We had $104 in cash reserves as of December 31, 2012. The lack of cash has kept us from completing our business plan.

We anticipate that we will incur the following expenses over the next twelve months: $65,000 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we determine not to proceed with further development of our web site due to a determination that the results of our initial program do not warrant further  development or due to an inability to finance further development, we plan to pursue the acquisition of an interest in other web site venues. We anticipate that any future acquisition would involve the acquisition of an option to earn such an interest as we anticipate that we would not have sufficient cash to purchase a business. This means that we might offer shares of our stock to obtain an option on a venue. Once we obtain an option, we would then pursue finding the funds necessary to develop the business by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial activity pursuant to our business plan. We are presently in the development stage of our business and we can provide no assurance that we will develop to become profitable.

LIQUIDITY AND CAPITAL RESOURCES

The Company has $104 cash as of December 31, 2012 ($5,250 cash March 31, 2012 and $0 cash March 31, 2011). The Company has incurred cumulative net losses of $69,902 for the period from November 24, 2009 (inception) to December 31, 2012. The net loss represents all of the Company's expenses in the period incurred. The Company has no revenues as of December 31, 2012 and has incurred operating expenses of $67,913 and a foreign exchange loss of $1,172 since inception. At December 31, 2012 liabilities are made up of current liabilities which include accounts payable of $57,099, loans payable to related parties of $10,495 and an amount owing to a related party of $734 (as of March 31, 2012 a $60 bank overdraft, accounts payable of $37,254, a loan payable of $0 and a related party loan owing of $684 as of March 31, 2011). The loans were made by shareholders of the Company, and bear nominal annual interest with no fixed terms of repayment. The Company issued to the founders 50,000,000 common shares of stock for all of the issued shares of Viewcom. As of December 31, 2012, there are Fifty Million (50,000,000) shares issued and outstanding at a value of $0.001 per share. There are no preferred shares authorized. The Company has no stock option plan, warrants or other dilutive securities.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced.

New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CHANGES AND  DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

For the audited period ended March 31, 2011 and for the year ended March 31, 2012, we engaged M&K CPAS, PLLC as our principal accountant for the purposes of auditing our financial statements. There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company currently has no revenues. The Company's financial instruments are comprised of bank accounts and payables which are subject to normal credit risks.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of our present directors and executive officers.

Name	Age	Position

Gabor Harsanyi	62	Director, President, Chief Financial Officer and
		Secretary of SEAS Industries Inc.

Barry Weiner	55	Treasurer of SEAS Industries Inc.

Nunzio J. Valerie Jr	50	Director of SEAS, Chief Executive Officer of SEAS
our wholly		and our wholly owned subsidiary, Viewcom

All directors serve for one-year terms until their successors are elected or they are re-elected at the annual stockholders' meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

The business experience of each of the persons listed above during the past five years is as follows:

Biography of Gabor Harsanyi
Gabor Harsanyi is a visionary entrepreneur who has successfully navigated his way through multiple industries. In 2002, he was lead investor and a director of Leading Edge Earth Products (LEEP), a company that provides prefabricated homes for 3rd world nations, an acknowledged industry leader. The resulting company has more than 9,200 homes spanning several worldwide markets. Mr. Harsanyi subsequently left LEEP where he became an options and derivatives trader. He is presently a successful trader and has taught numerous amounts of people towards being successful options and derivatives traders.

In 1995 Mr. Harsanyi was a director of Bahia Allegre SA., a company in Puerto Vallarta, Mexico, that specialized in building condominiums. He has successfully built and marketed several large condominium projects, after which he took the company public.

Previously Mr. Harsanyi was chairman and chief executive officer of Sherwood Development Corporation. He was one of the company’s original 13 founders in 1978 and rose rapidly through the ranks, becoming chairman and CEO within 10 years. Over the next 20 years, Mr. Harsanyi turned what was ostensibly a direct marketing company into a global marketing services network with expertise in direct, retail, promotion and digital marketing. Through the years, marketers have turned to Mr. Harsanyi for his thought leadership in the art and science of connecting with consumers. His insights appear in industry publications and he is frequently invited to speak on advertising issues, trends, and the future of marketing.

A father of two daughters and a son, Gabor has his engineering diploma from Devry Institute of Technology and has a black belt in Hap-ki-do.

Biography of Nunzio J. Valerie Jr
1984 Rochester Institute of Technology Graduate
Bachelor of Science, Business Administration
Associates Degree, Computer Science
1983-1985 Sales Manager of Holiday Health Fitness Centers
1985-1997 Licensed Securities Broker--
1995-1997 Held Principal's License and managed Broker Dealers in Dallas, TX and Scottsdale,
Arizona
1997-2003 Worked in Public Relations
2003-2005 Worked as an Investment Banker with the Bonadio Group
2005-Present Worked has been working as a Sales and Marketing Consultant

Biography of Barry Weiner
Barry Weiner, aged 55, is a graduate of the University of Southern California (Bachelor of Science, 1985) Mr. Weiner between the years 1995 and 2005 was previously employed with Ford Motor Company and Los Angeles based dealerships in his position of corporate finance in the Western municipalities of greater Los Angeles. Between 2005 to present, Mr. Weiner subsequently started a private company partnering with other professionals who’s expertise includes the startup of new small companies, structuring of Internet startup companies, corporate infrastructure, employee contracts, employee compensation, non-disclosure agreements, corporate finance, and commercial leasing.

None of our officers, directors, promoters or control persons has had any of the following events occur:
●    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;
●    any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
●    being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and
●           being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Key Personnel

The Company intends to hire or sub contract key people required to advance its’ web site project as the needs arise throughout the conduct of the project.

Committees of the Board of Director

None of our directors are deemed to be independent directors.  Currently we do not have any standing committees of the board of directors.  Until formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation.  The board will also perform the functions of an audit committee until we establish a formal committee.

Relationships and Related Party Transactions

Except as set forth below, we have not entered into any other material transactions with any officer, director, nominee for election as director, or any stockholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals' immediate family.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

We do not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors.  We did not pay any salaries or other compensation to our officers or directors for the fiscal years ended March 31, 2010, 2011 or 2012.

SUMMARY  COMPENSATION  TABLE (All figures are in US dollars)

The following table sets forth the  overall  compensation  earned in the  fiscal  years that will end March  31 by (1) each  person  who served as the  principal  executive officer of the  Company;  (2) the  Company's  most highly compensated executive officers with compensation of $100,000 or more during the fiscal year; and (3) those individuals, if any, who would have otherwise been in included  in section (2) above but for the fact that they were not serving as an executive of the Company.

						Non-Equity	Nonqualified
Name and						Incentive	Deferred
Principal	Fiscal			Stock	Option	Plan	Compensation	All Other	Total
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Gabor	2012	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Harsanyi	2011	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Director	2010	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil

Nunzio	2012	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Valerie	2011	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Admin	2010	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil

Barry	2012	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Weiner	2011	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil
Officer	2010	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil	$Nil

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2012 there were Fifty Million (50,000,000) shares of common stock issued and outstanding. This table is based on 50,000,000 shares of common stock outstanding. As of the date of this prospectus, we had the following security holder holding greater than 5%:

Name & Address of Owner And Position if Applicable	Amount and Nature Beneficial Ownership of	Percentage of Class Before Offering:	After Offering

Gabor Harsanyi (Director) 70 Grange St. Toronto ON Canada M5T1C9	20,000,000	40%	24%

Barry Weiner 6203 Variel Av., Suite 415 Woodlandhills CA 91367 USA	10,000,000	20%	12%

Nunzio J. Valerie Jr 1900 Empire Blvd. Suite #189 Webster, NY. 14580 USA	20,000,000	40%	24%

Total Officers, Directors & Significant Shareholders as a group	50,000,000	100%	60%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no, and have not been since inception,  any  material  agreements  or proposed  transactions,  whether direct or indirect, with any of the following:

*    Any of our directors or officers;
*    Any nominee for election as a director;
*    The principal security holder(s)  identified in the preceding Security Ownership of Certain Beneficial Owners and Management " section; or
*    Any  relative  or spouse,  or relative  of such  spouse,  of the above referenced persons;
*    Any promoters.

FINANCIAL STATEMENTS

SEAS Industries Inc
Index to Consolidated Financial Statements March 31, 2012 and 2011 (U.S. Dollars)

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

Index to unaudited Consolidated Financial Statements December 31, 2012 (U.S. Dollars)

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SEAS Industries, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of SEAS Industries, Inc.  (a development stage company) as of March 31, 2012 and 2011 the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and for the period from November 24, 2009 (inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SEAS Industries, Inc., as of March 31, 2012 and 2011, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred a net loss from operations and has no revenue stream, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 31, 2012

SEAS Industries Inc
(A Development Stage Company)
Balance Sheets
March 31, 2012 and 2011

ASSETS
	2012	2011
CURRENT ASSETS
Cash	$5,250	$—

Total current assets	5,250	—

TOTAL ASSETS	$5,250	$—

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITES
Bank overdraft	$—	$60
Accounts payable	61,370	37,254
Loans payable to related parties	5,250	—
Due to related parties	731	684

Total current liabilities	67,351	37,998

TOTAL LIABILITIES	67,351	37,998

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock
Authorized: 200,000,000 par value $0.001 per share

Issued and outstanding: 50,000,000 March 31, 2012	50,000	50,000
50,000,000 March 31, 2011

Additional paid-in capital (deficiency)	(49,732)	(49,999)
Other comprehensive income	860	—
Deficit accumulated during development stage	(63,229)	(37,999)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(62,101)	(37,998)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$5,250	$—

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Statements of Operations for the Years Ended March 31, 2012 and 2011 and for the Period November 24, 2009 (date of inception) to March 31, 2012

	Year ended March 31, 2012	Year ended March 31, 2011	Cumulative results of operations from November 24, 2009 (inception) to March 31, 2012
Revenues	$—	$—	$—

Administration fees	7,000	5,000	12,000
Professional fees	4,500	7,500	12,000
Marketing	—	4,099	4,744
Website development	13,450	6,755	31,430
Office	280	917	1,615

Total operating costs	25,230	24,271	61,789

Loss from operations before other income and expenses	(25,230)	(24,271)	(61,789)
Exchange gain (loss)	—	(1,082)	(1,440)

Loss before income taxes	(25,230)	(25,353)	(63,229)
Income tax expense	—	—	—

Net loss for the years and period	$(25,230)	$(25,353)	$(63,229)

Basic and diluted earnings (loss) per share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
From Inception November 24, 2009 to March 31, 2012

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Comprehensive Income (Loss)
	Number of shares	Amount				Total
Balance at inception:
November 24, 2009	—	$—	$—	$—	$—	$—
Common stock issued for
Viewcom Corp	50,000,000	50,000	(49,999)	—	—	1
Net loss for the period ended March 31, 2010	—	—	—	(12,646)	—	(12,646)

Balance March 31, 2010	50,000,000	50,000	(49,999)	(12,646)	—	(12,645)
Net loss for the year ended
March 31, 2011	—	—	—	(25,353)	—	(25,353)

Balance March 31, 2011	50,000,000	50,000	(49,999)	(37,999)	—	(37,998)
Net loss for the year ended
March 31, 2012	—	—	—	(25,230)	—	(25,230)
Imputed interest on loans	—	—	267	—	—	267
Unrealized foreign exchange gain	—	—	—	—	860	860

Balance March 31, 2012	50,000,000	50,000	(49,732)	(63,229)	860	(62,101)

The accompanying notes are an integral part of these financial statements

             SEAS Industries Inc
 (A Development Stage Company)
Statements of Cash Flows for the Years Ended March 31, 2012 and 2011 and
for the Period November 24, 2009 (date of inception) to March 31, 2012

	Year ended March 31, 2012	Year ended March 31, 2011	Cumulative results of operations from the date of inception to March 31, 2012
Operating Activities
Net loss	$(25,230)	$(25,353)	$(63,229)

Adjustments to reconcile net loss to net cash used in operating activities:
Non cash expense – imputed interest on related party loans	267	—	267
Accounts payable	24,116	24,706	61,370
Increase (decrease) in bank overdraft	(60)	60	—

Net Cash Used In Operating Activities	(907)	(587)	(1,592)

Investing Activities	—	—	—

Net Cash Used In Investing Activities	—	—	—

Financing Activities
Loans payable	5,250	—	5,250
Due to related parties	47	562	731
Proceeds from sale of common stock	—	—	1

Net Cash Provided By Financing Activities	5,297	562	5,982

Effect of foreign exchange on cash	860	—	860

Net Increase (Decrease) In Cash	5,250	(25)	5,250

Cash, Beginning Of Period	—	25	—

Cash, End Of Period	$5,250	$—	$5,250

Supplemental cash flow information and noncash financing activities:
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Common stock issued for services	$—	$—	$—

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2012

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

Seas Industries Inc (the “Company”) was formed on March 3, 2011 in the State of Nevada as a development stage company.  On March 25, 2011, the Company entered into an Assignment Agreement (the "Acquisition") with 2224942 Ontario Inc. (“Viewcom”), an Ontario limited liability company, whereby the Company acquired a 100% interest in the member shares of 2224942 Ontario Inc.  in exchange for 50,000,000 common shares of the Company. The Acquisition was accounted for as a recapitalization transaction with the former shareholders of 2224942 Ontario Inc. owning 100% of the issued and outstanding common shares of the Company after the closing of the transaction. The Company is a development stage company as defined by FASB guidelines.

2224942 Ontario Inc. was formed on November 24, 2009 in Ontario, Canada to develop a presence in the internet social networking industry and operates using the name ‘Viewcom’.  The acquisition of Viewcom is considered to be a reverse takeover of the Company and therefore, the financial records of Viewcom Corp became the financial records of the Company.

Going Concern
These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2012, the Company has recognized revenue of $0 and has an accumulated deficit of $63,229. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Development Stage Company
The Company is a development stage company as defined by SFAS 7. The Company has not begun principal operations and, in common with a development stage company, has had recurring losses.

The Company’s business plan is to be an interactive marketing firm that designs, builds, implements and optimizes strategic interactive web networks and internet marketing programs that acquire, convert and retain customers for clients. The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and investment in bringing product(s)/services to the market, and the raising of capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates its estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basis of Presentation and Principles of Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The financial statements include the accounts of the Company and its subsidiary, Viewcom Inc., a limited liability company in Ontario. All significant intercompany transactions have been eliminated as part of the consolidation. The Company’s fiscal year-end is March 31.

Foreign Currency Translation

The functional currency of our subsidiary is considered the local currency. Our subsidiary has a functional currency in Canadian dollars (CDN$). The subsidiary’s financial statements have been translated into US dollars in accordance with generally accepted accounting principles regarding foreign currency translation. All assets and liabilities are translated at the exchange rate on the balance sheet date and all revenues and expenditures are translated at the average rate for the period. Translation adjustments are reflected as a separate component of stockholders' equity, accumulated other comprehensive income (loss) and the net change for the year reflected separately in the statements of operations and other comprehensive income (loss). Through this, all of the Company’s financial documents are stated within the functional currency of the parent company, which is the United States dollar (USD$).

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.
Cash Equivalents:
As of March 31, 2012 and 2011 - the Company had no cash equivalents.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritize the inputs into three levels that may be used to measure fair value:
Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.
The Company’s financial instruments consist principally of cash, accounts payable, loans payable and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not to utilize the net operating losses carried forward in future years.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at March 31, 2012 and 2011, the Company had no potentially dilutive shares.

Recent Accounting Pronouncements

In April 2011, the FASB issued new accounting guidance for purposes of measuring the impairment of receivables and evaluating whether a troubled debt restructuring has occurred. An entity should disclose the total amount of receivables and the allowance for credit losses as of the end of the period of adoption related to those receivables that are newly considered impaired under Section 310-10-35 for which impairment was previously measured under Subtopic 450-20, Contingencies–Loss Contingencies. Currently, this guidance is anticipated to be effective for interim and annual periods ending after June 15, 2011. The adoption of this guidance is not expected to have an impact on our consolidated financial position, results of operations, cash flows, or disclosures.

In September 2011, the Financial Accounting Standards Board (“FASB”) amended its goodwill guidance by providing entities an option to use a qualitative approach to test goodwill for impairment. An entity will be able to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The amendment will be effective for the Company on January 1, 2012. The Company does not anticipate that this amendment will have a material impact on its financial position or results of operations.

In 2011, the FASB issued new accounting guidance that requires total comprehensive income, the components of net income and the components of other comprehensive income to be presented either in a single continuous statement or in two separate but consecutive statements. This guidance will be effective for the Company in the fiscal year beginning January 1, 2012. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of shareholders’ equity. While the new guidance changes the presentation of other comprehensive income, there are no changes to the components that are recognized in other comprehensive income. Other than presentation, the adoption of this guidance will not have an impact on the Company’s financial position or results of operations.

In December 2010, the FASB issued ASU 2010-28, Intangibles – Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.

The ASU does not prescribe a specific method of calculating the carrying value of a reporting unit in the performance of step 1 of the goodwill impairment test (i.e. equity-value-based method or enterprise-value-based method). However, it requires entities with a zero or negative carrying value to assess, considering qualitative factors such as those used to determine whether a triggering event would require an interim goodwill impairment test (listed in ASC 350-20-35-30, Intangibles – Goodwill and Other – Subsequent Measurement ), whether it is more likely than not that a goodwill impairment exists and perform step 2 of the goodwill impairment test if so concluded. ASU 2010-28 is effective for the Company beginning January 1, 2011 and early adoption is not permitted. The Company does not expect the adoption of ASU 2010-28 to have a material impact on its consolidated financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RECAPITALIZATION

SEAS Industries, Inc. was incorporated in the state of Nevada on March 3, 2011. On March 25, 2011, the Company entered into an Assignment Agreement (the "Acquisition") with Viewcom Corp (“Viewcom”), an Ontario limited liability company with common management and directors with the Company, whereby the Company acquired a 100% interest in the member shares of Viewcom in exchange for 50,000,000 common shares of the Company. Subsequent to the Acquisition, the members of Viewcom owned 100% of the issued and outstanding common shares of the Company. The acquisition of Viewcom by the Company was accounted for as a recapitalization transaction where the Company is considered the acquirer for accounting purposes. The assets and liabilities of the acquired entity have been brought forward at their historical cost on the date of acquisition.

NOTE 4 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. For the years ended March 31, 2012 and 2011 the provision for income taxes was $0.

NOTE 5 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses from inception and has no revenue stream to support itself. This raises doubt about the Company’s ability to continue as a going concern.
The Company’s future success is dependent upon its ability to raise additional capital to fund its business plan and ultimately to attain profitable operations.  There is no guarantee that the Company will be able to raise enough capital or generate sufficient revenues to sustain its operations.  Management believes they can raise the appropriate funds needed to support their business plan.
The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 6 - STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

On March 25, 2011 the Company issued 50,000,000 shares of common stock for all of the shares of Viewcom Corp. (see also notes 1 and 3)

NOTE 7 - INCOME TAXES

The Company has $62,963 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate estimated as 34% to net loss before income taxes for the year ended March 31, 2012 and had no uncertain tax positions as at March 31, 2012:

	March 31, 2012	March 31, 2011

Net loss before taxes	$(62,963)	$(37,999)
Statutory rate 34%
Computed expected tax recovery	$21,407	$12,920
Valuation allowance	$(21,407)	$(12,920)
Income tax provision	$–	$–

NOTE 8 – LOANS PAYABLE

The Company owes $5,250 to investors in the Company. The loans are unsecured, bear interest at 2.5% per annum and have no fixed terms of repayment. An interest expense has been imputed at 8% per annum and recorded as additional paid in capital to the Company’s benefit.  The funds were advanced to the Company March 20, 2012.

NOTE 9 – DUE TO RELATED PARTIES

The Company owes $731 to a Director of the Company. The loan is unsecured, does not bear interest and has no fixed terms of repayment.

See also note 8.

 Fin

SEAS Industries Inc
(A Development Stage Company)
Balance Sheets

		December 31	March 31
		2012	2012
		UNAUDITED	AUDITED
ASSETS

CURRENT ASSETS
Cash		$ 104	$ 5,250

Total current assets		104	5,250

TOTAL ASSETS		$ 104	$ 5,250

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITES
Accounts payable		$ 57,099	$ 61,370
Loans payable to related parties		10,495	5,250
Due to related parties		734	731

Total current liabilities		68,328	67,351

TOTAL LIABILITIES		68,328	67,351

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock
Authorized: 200,000,000 par value $0.001 per share
Issued and outstanding:	50,000,000 December 31, 2012	50,000	50,000
	50,000,000 March 31, 2012

Additional paid-in capital (deficiency)		(49,182)	(49,732)
Other comprehensive income (loss)		860	860
Deficit accumulated during development stage		(69,902)	(63,229)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)		(68,224)	(62,101)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)		$ 104	$ 5,250

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Statements of Operations for the Three and Nine Months Ended December 31, 2012 and 2011
and for the Period November 24, 2009 (date of inception) to December 31, 2012
UNAUDITED					Cumulative
					results of
					operations from
					the date of
	Three months ended		Nine months ended		inception to
	December 31		December 31		December 31
	2012	2011	2012	2011	2012

Revenues	$ -	$ -	$ -	$ -	$ -
Administration fees	1,700	1,000	1,700	5,000	13,700
Professional fees	-	-	2,300	7,500	14,300
Marketing	-	-	157	4,044	4,901
Website development	-	-	-	6,663	31,430
Office	391	6	1,967	946	3,582

Total operating costs	2,091	1,006	6,124	24,153	67,913

Loss from operations before
other income and expenses	(2,091)	(1,006)	(6,124)	(24,153)	(67,913)

Imputed interest	(105)	-	(550)	-	(548)
Exchange gain (loss)	-	-	1	(23)	(1,441)

Loss before income taxes	(2,196)	(1,006)	(6,673)	(24,176)	(69,902)
Income tax expense	-	-	-	-	-

Net loss for the periods	$ (2,196)	$ (1,006)	$ (6,673)	$ (24,176)	$ (69,902)

Basic and diluted earnings (loss) per
share	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Weighted average number of
common shares outstanding	50,000,000	50,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
From Inception November 24, 2009 to December 31, 2012
UNAUDITED

				Deficit
				Accumulated
			Additional	During the	Comprehensive
			Paid-in	Development	Income (Loss)
	Common Stock		Capital	Stage		Total
	shares	Amount

Balance at inception:
November 24, 2009	-	$ -	$ -	$ -		$ -
Common stock issued for
Viewcom Corp	50,000,000	50,000	(49,999)	-	-	1
Net loss for the period ended
March 31, 2010	-	-	-	(12,646)	-	(12,646)

Balance March 31, 2010	50,000,000	50,000	(49,999)	(12,646)	-	(12,645)
Net loss for the year ended
March 31, 2011	-	-	-	(25,353)	-	(25,353)

Balance March 31, 2011	50,000,000	50,000	(49,999)	(37,999)	-	(37,998)
Net loss for the year ended
March 31, 2012	-	-	-	(25,230)	-	(25,230)
Imputed interest on loans	-	-	267	-	-	267
Unrealized foreign
exchange gain	-	-	-	-	860	860

Balance March 31, 2012	50,000,000	50,000	(49,732)	(63,229)	860	(62,101)

Imputed interest on loans	-	-	550	-	-	550
Net loss for the nine months
ended December 31, 2012	-	-	-	(6,673)	-	(6,673)

Balance December 31, 2012	50,000,000	50,000	(49,182)	(69,902)	860	(68,224)

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc
(A Development Stage Company)
Statements of Cash Flows for the Nine Months Ended December 31, 2012 and 2011 and
for the Period November 24, 2009 (date of inception) to December 31, 2012
UNAUDITED

			Cumulative
			results of
			operations from
	Nine Months	Nine Months	the date of
	ended	ended	inception to
	December 31,	December 31,	December 31,
	2012	2011	2012

Operating Activities
Net loss	$ (6,673)	$ (24,176)	$ (69,902)
Adjustments to reconcile net loss to net cash
used in operating activities:
Noncash Expense
Unrealized foreign exchange gain	-	-	860
Imputed interest expense	550	-	817
Increase (decrease) in bank overdraft	-	(21)	-
Accounts payable	(4,271)	24,177	57,099
Noncash expense:
Unrealized foreign exchange gain	-	-	860
Imputed interest expense	550	-	817

Net Cash Used In Operating Activities	(10,394)	(20)	(11,126)

Investing Activities	-	-	-

Net Cash Used In Investing Activities	-	-	-

Financing Activities
Loans payable to related parties	5,395	-	10,645
Loans repaid to related parties	(150)		(150)
Due to related parties	-	408	731
Proceeds from sale of common stock	-	-	1

Net Cash Provided By Financing Activities	5,245	408	11,227

Effect of foreign exchange on cash	3	(388)	3

Net Increase (Decrease) In Cash	(5,146)	-	104

Cash, Beginning Of Period	5,250	-	-

Cash, End Of Period	$ 104	$ -	$ 104

Supplemental cash flow information and noncash financing activities:
Interest paid	$ -	$ -	$ -	-
Income taxes paid	$ -	$ -	$ -	-
Common stock issued for services	$ -	$ -	$ -	-

The accompanying notes are an integral part of these financial statements

SEAS Industries Inc

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012

(unaudited)

NOTE 1 – NATURE OF BUSINESS AND ORGANIZATION

Seas Industries Inc (the “Company”) was formed on March 3, 2011 in the State of Nevada as a development stage company. On March 25, 2011, the Company entered into an Assignment Agreement (the "Acquisition") with Viewcom Corp (“Viewcom”), an Ontario limited liability company, whereby the Company acquired a 100% interest in the member shares of Viewcom in exchange for 50,000,000 common shares of the Company. The Acquisition was accounted for as a recapitalization transaction with the former shareholders of Viewcom owning 100% of the issued and outstanding common shares of the Company after the closing of the transaction (see also note 3). The Company is a development stage company as defined by FASB guidelines.

Viewcom Corp was formed on November 24, 2009 in Ontario, Canada to develop a presence in the internet social networking industry. The acquisition of Viewcom is considered to be a reverse takeover of the Company and therefore, the financial records of Viewcom Corp became the financial records of the Company.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2011 the Company has recognized revenue of $nil, and has an accumulated deficit of $69,902. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s business plan is to be an interactive marketing firm that designs, builds, implements and optimizes strategic interactive web networks and internet marketing programs that acquire, convert and retain customers for clients. The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of its time and investment in bringing product(s)/services to the market, and the raising of capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is March 31.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

As of December 31, 2012 and 2011 the Company has no cash equivalents.

Start-up Costs

In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at December 31, 2012 and 2011, the Company had no potentially dilutive shares.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – RECAPITALIZATION

SEAS Industries, Inc. was incorporated in the state of Nevada on March 3, 2011. On March 25, 2011, the Company entered into an Assignment Agreement (the "Acquisition") with Viewcom Corp (“Viewcom”), an Ontario limited liability company with common management and directors, whereby the Company acquired a 100% interest in the member shares of Viewcom in exchange for 50,000,000 common shares of the Company. Subsequent to the Acquisition, the members of Viewcom owned 100% of the issued and outstanding common shares of the Company. The acquisition of Viewcom by the Company was accounted for as a recapitalization transaction where the Company is considered the acquirer for accounting purposes. The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

NOTE 4 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. For the year ended March 31, 2012 the provision for income taxes was $0.00.

NOTE 5 - GOING CONCERN

As shown in the accompanying financial statements, the Company incurred net losses for the nine months ended December 31, 2012 and 2011 and has no revenue stream to support itself. This raises doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to raise additional capital to fund its business plan and ultimately to attain profitable operations. There is no guarantee that the Company will be able to raise enough capital or generate sufficient revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 6 - STOCKHOLDERS’ EQUITY

Common Stock

On March 25, 2011 the Company issued 50,000,000 shares of common stock for all of the shares of Viewcom Corp. (see also note 1)

NOTE 7 - INCOME TAXES

The Company has $69,902 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended March 31, 2012 and had no uncertain tax positions as at March 31, 2012 nor at December 31, 2012:

NOTE 8 – DUE TO RELATED PARTIES

The Company owes $734 to a Director of the Company. The loan is unsecured, does not bear interest and has no fixed terms of repayment.

The Company owes $10,495 to investors in the Company. The loans are unsecured, bear interest at 2.5% per annum and have no fixed terms of repayment. An interest expense of $550 has been imputed at 8% per annum and recorded as additional paid in capital to the Company’s benefit.

NOTE 9 - SUBSEQUENT EVENTS

We have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

	Amount
Securities and Exchange Commission Registration Fee	$50.56
Audit Fees and Expenses	7,500.00
Legal Fees and Expenses	34,500.00
Transfer Agent and Registrar Fees and Expenses	3,400.00
Miscellaneous Expenses	5,240.00
Total	$50,690.56	*

*	Estimated amounts

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section  78.7502 of the Nevada Revised  Statutes and Article VII of our Articles of  Incorporation  permit us to indemnify our officers and directors and certain other persons against expenses in defence of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding,  had no reasonable cause to believe their conduct was unlawful.  See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right  in  which  the  officer  or  director  was  adjudged  liable  to us or in connection  with any other  proceeding  charging  that the  officer or  director derived an improper  personal  benefit,  whether or not  involving  action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Gabor Harsanyi	20,000,000 shares
Barry Weiner	10,000,000 shares
Nunzio J. Valerie Jr	20,000,000 shares

The Company issued 50,000,000 shares of common stock at a price of $0.001 per share to the founders, as follows: These shares were issued pursuant to Section 4(2) of the Securities Act.  The 50,000,000 shares of common stock are restricted shares as defined in the Securities Act.  This issuance was made to the Company's founders who are sophisticated investors for the acquisition of Viewcom Corp, the Company’s wholly owned subsidiary and active business.

As promoter of our Company  since our  inception,  the founders  are in a  position  of  access  to  relevant  and  material  information regarding our operations.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Seas Industries Inc is refilling its Exhibit Index to its S1-A2 to include the updated consent of its auditor (M&K) to include M&K’s consent to the incorporation in this Registration Statement on Form S-1/A2, of their report dated March 31, 2012, of Seas Industries Inc. relating to the financial statements as of March 31, 2012 and for the period from November 24, 2009 (Inception) to March 31, 2012, and to the reference to their firm under the caption “Experts” in this Registration Statement.

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal Opinion of William F. Doran, Attorney, August 13, 2012*
10.1	Asset Purchase Agreement*
10.2	Loan Agreement dated *
23.1	Consent of M&K CPAS, PLLC August 21, 2012*
23.1a	Consent of M&K CPAS, PLLC February 13, 2013**

* Filed Previously

** Filed Herein

ITEM 17. UNDERTAKINGS

The undersigned  registrant  hereby  undertakes to provide to the underwriter at the  closing  specified  in the  underwriting  agreements  certificates  in such denominations  and  registered in such names as required by the  underwriter  to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on January 28, 2013.

SEAS INDUSTRIES INC
By: /s/ Gabor Harsanyi
Gabor Harsanyi: Chief Executive Officer, Chief Financial Officer  (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the dates indicated.

Signature:
/s/ Gabor Harsanyi

Title:  Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) Date: January 28, 2013

Seas Industries Inc is refilling its Exhibit Index to its S1-A2 to include the updated consent of its auditor (M&K) to include M&K’s consent to the incorporation in this Registration Statement on Form S-1/A2, of their report dated March 31, 2012, of Seas Industries Inc. relating to the financial statements as of March 31, 2012 and for the period from November 24, 2009 (Inception) to March 31, 2012, and to the reference to their firm under the caption “Experts” in this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal Opinion of William F. Doran, Attorney, August 13, 2012*
10.1	Asset Purchase Agreement*
10.2	Loan Agreement dated *
23.1	Consent of M&K CPAS, PLLC August 21, 2012*
23.1a	Consent of M&K CPAS, PLLC February 28, 2013**

* Filed Previously

** Filed Herein